Exhibit 1.1
EXECUTION VERSION
D.R. HORTON, INC.
$450,000,000 2.00% Convertible Senior Notes due 2014
UNDERWRITING AGREEMENT
May 6, 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
As Representative of the several Underwriters
listed in Schedule A hereto
Ladies and Gentlemen:
          D.R. Horton, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $450,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes Due 2014 (the “Firm Notes”) and, at the election of the Underwriters (as defined below), an aggregate of up to an additional $50,000,000 aggregate principal amount (the “Option Notes”) of its 2.00% Convertible Senior Notes Due 2014 (the Firm Notes and the Option Notes are herein collectively referred to as the “Notes”) to Citigroup Global Markets Inc. (“Citi” or the “Representative”) and the other underwriters listed on Schedule A hereto (each, an “Underwriter” and collectively, the “Underwriters”). The Notes are to be issued pursuant to the provisions of an Indenture dated as of June 9, 1997 as supplemented (the “Base Indenture”) and a supplemental indenture to be dated as of May 13, 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, certain subsidiaries of the Company and American Stock Transfer & Trust Company, LLC (formerly known as American Stock Transfer & Trust Company), as Trustee (the “Trustee”). The Company’s obligations under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the subsidiaries of the Company listed on the signature pages hereof (the “Guarantors”). The Company and the Guarantors are collectively referred to herein as the “Issuers” and the Notes and the Guarantees are collectively referred to herein as the “Securities.”
          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (No. 333-134986), including a base prospectus relating to the Securities. The registration statement at the time it became effective on June 13, 2006, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”. The base prospectus dated June 13, 2006 (the “Base Prospectus”), as supplemented by the prospectus supplement to be dated May 7, 2009 relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus”. The Base Prospectus, as supplemented by the preliminary prospectus supplement dated May 5, 2009 relating to the Securities and used prior to the filing of the Prospectus (the “Preliminary Prospectus Supplement”) is hereinafter referred to as the “Preliminary Prospectus”. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus (the “Incorporated Documents”), and, except as otherwise indicated, when reference is made to information “in” (including by use of the terms “set forth in,” “described in” and similar terms) the Preliminary Prospectus, the Prospectus or the Registration Statement, such reference shall be deemed to include information incorporated by reference in the Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.
          At or prior to 8:00 a.m. (Eastern time) on May 7, 2009, the time you have informed us as the time when sales of the Securities may be first made by the Underwriters in the offering (the “Time of Sale”), the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”) is to be delivered in connection with such sales or filed with the Commission: the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit B hereto. In addition, you have informed us that the Underwriters have or will orally or electronically via Bloomberg provide the final pricing information set out on Exhibit C to prospective purchasers prior to confirming sales.
          2. Agreements To Sell and Purchase. The Company agrees to issue and sell, and, on the basis of the representations and warranties contained in this Underwriting Agreement (the “Agreement”) and subject to its terms and conditions, each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Firm Notes set forth opposite such Underwriter’s name on Schedule A hereto at an aggregate purchase price of 97.50% of the principal amount of the Firm Notes (the “Purchase Price”) plus accrued interest, if any, from May 13, 2009 to the First Closing Date (as hereinafter defined).
          In addition, on each Option Closing Date (as hereinafter defined), the Company agrees to issue and sell, and, on the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, each Underwriter shall have the option to purchase, severally and not jointly, from the Company the Option Notes at the Purchase Price plus accrued interest, if any, from the First Closing Date to such Option Closing Date. If any Option Notes are to be purchased, the amount of Option Notes to be purchased by each Underwriter shall be the amount of Option Notes which bears the same ratio to the aggregate amount of Option Notes being purchased as the amount of Firm Notes set forth opposite such Underwriter’s name on Schedule A hereto (or such amount increased as set forth in Section 9 hereof) bears to the aggregate amount of Firm Notes being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Notes in denominations other than multiples of $1,000 as the Representative in its sole discretion shall make.
          The Underwriters may exercise the option to purchase Option Notes at any time (subject to the following sentence) in whole, or from time to time in part, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Option Notes as to which the option is being exercised and the date and time when the Option Notes are to be delivered and paid for, which may be the same date and time as the First Closing Date but shall not be earlier than the First Closing Date or later than the earlier of (x) the tenth full business day after the date of such notice (unless the time and date of the First Closing Date are postponed in accordance with the provisions of Section 9 hereof) and (y) June 10, 2009. Option Notes may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Notes. No Option Notes shall be sold or delivered unless the Firm Notes previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Notes or any portion thereof may be exercised from time to time, provided, however, that any notice of such exercise (other than any notice to purchase Option Notes on the First Closing Date) shall be given at least two business days prior to the date and time of delivery specified therein, and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.
          3. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in judgment of the Underwriters is advisable on the basis set forth in the Time of Sale Information and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter for the purpose of any offers and sales of Securities outside the United States.
          4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Notes shall be made at 10:00 A.M., New York City time, on May 13, 2009 (the “First Closing Date”), at such place as you shall designate. The First Closing Date and the location of delivery of and the form of payment for the Firm Notes may be varied by agreement between you and the Company.
          Delivery to the Underwriters of and payment for the Option Notes shall be made at such time and date as specified pursuant to Section 2 and at such place as you shall designate. Each time for the delivery of and payment for the Option Notes is referred to herein as an “Option Closing Date” (the First Closing Date and each Option Closing Date, if any, are sometimes referred to as a “Closing Date”), but in no event shall an Option Closing Date occur after June 10, 2009.
          Certificates for the Securities to be issued on any Closing Date shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to such Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding such Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on such Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriters, against payment therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company. If the Securities will be issued in book-entry form, the Company shall deposit the global certificate(s) representing the Securities with the Depository Trust Company (“DTC”), or its designated custodian, on the applicable Closing Date, and the Company will deliver such global certificate(s) to the Underwriters by causing DTC to credit the Securities to the accounts of the Underwriters at DTC against payment therefor as set forth above.
          5. Agreements of the Issuers. The Issuers, jointly and severally, agree with each Underwriter as follows:
     (a) The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430B under the Act and will file any Issuer Free Writing Prospectus (as defined in Section 6(c)) to the extent required by Rule 433 under the Act.
     (b) The Issuers will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmission to the Commission for filing of any supplement to the Prospectus (including any document that would as a result of such filing become an Incorporated Document) or of any Issuer Free Writing Prospectus and to furnish you with copies thereof; (iii) of the receipt of any comments from the Commission that relate to the Registration Statement or of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose or of the Company’s becoming the subject of a proceeding pursuant to Section 8A of the Act and (v) within the period of time referred to in paragraph (e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Time of Sale Information or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or

suspending any such qualification shall be issued, the Issuers will promptly use their best efforts to obtain the withdrawal of such order at the earliest possible time.
     (c) The Issuers will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including all exhibits thereto, (ii) such number of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto as you may reasonably request, (iii) such number of copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iv) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (v) five copies of the exhibits to the Incorporated Documents.
     (d) The Issuers will not use or file any Issuer Free Writing Prospectus not included in the Time of Sale Information, file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in paragraph (e) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be used or filed, you shall reasonably object.
     (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuers will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Preliminary Prospectus and the Prospectus (and of any amendment or supplement thereto) and each Issuer Free Writing Prospectus as you may reasonably request. The Issuers consent to the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus, the use of which is permitted hereby, and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and, in the case of the Prospectus, for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer.
     (f) (1) If during the period of time referred to in paragraph (e) above any event shall occur as a result of which, in the judgment of the Issuers or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request and (2) if at any time prior to the Time of Sale (i) any event shall occur or condition shall exist as a result of which, in the judgment of the Issuers or in the opinion of counsel for the Underwriters, the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission (to the extent required) an appropriate amendment or supplement to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Time of Sale Information will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request.
     (g) The Issuers will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Issuers will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the Prospectus and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and will advise you in writing when such statement has been made available.
     (i) During the period of five years hereafter, the Issuers will furnish to you as soon as available, to the extent not otherwise available on the Commission’s website, a copy of all public materials furnished by the Company to its stockholders and all public reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock (as hereinafter defined) may be listed pursuant to requirements of or agreements with such exchange or to the Commission.
     (j) The Company will apply the net proceeds from the sale of the Securities in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”

     (k) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
     (l) The Issuers will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), and all amendments and supplements thereto prior to or during the period specified in paragraph (e) above, (ii) the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee; (iii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e) above, (iv) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vii) the listing, if any, of the Securities on any national securities exchange and (viii) furnishing such copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.
     (m) The Issuers will not during the period beginning on the date hereof and continuing to and including the last possible Option Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any warrants, options or other rights to purchase or acquire debt securities of the Company or any securities convertible into or exchangeable for debt securities of the Company (other than the Securities), without the prior written consent of Citi.
     (n) The Company will not sell, contract to sell or otherwise dispose of any Common Stock (other than any shares issued upon conversion of the Notes) or any securities convertible into or exercisable or exchangeable for Common Stock (other than the Notes), or grant any options, warrants or other rights to purchase Common Stock, for a period ending 60 days after the date of the Prospectus Supplement, without the prior written consent of Citi; provided, however, that the foregoing shall not prohibit (i) the grant of options pursuant to stock option or other employee benefit plans, (ii) the issuance of Common Stock upon exercise of options or other rights to acquire Common Stock granted under stock option or other employee benefit plans, or (iii) contracts for and the sale or issuance of Common Stock or options, warrants or other rights to purchase Common Stock in connection with the acquisition of a business or property or assets by the Company or any of its subsidiaries or in connection with any business combination.
     (o) The Issuers will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Securities.
     (p) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
     (q) The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Shares (as hereinafter defined).
          6. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to each Underwriter that:
     (a) Each preliminary prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.
     (b) The Time of Sale Information at the Time of Sale will not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.
     (c) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than an Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below and any Media Communication (as defined below) other than the version filed pursuant to Rule 433(f) under the Act), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) any free writing prospectus permitted by Rule 433(f) under the Act and satisfying the requirements of paragraph (i) thereof (a “Media Communication”) or (iii)

the documents listed on Exhibit B hereto and any other written communication approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus will comply in all material respects with the Act, has been or will be filed in accordance with the Act (to the extent required thereby) and, when taken together with all Time of Sale Information accompanying, delivered prior to delivery of or filed prior to the first use of such Issuer Free Writing Prospectus, will not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion. The Company will file each Media Communication, if any, pursuant to Rule 433(f) under the Act, within the time provided thereby, and each such Media Communication (including any correcting information permitted by Rule 433(f)), when filed, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Company was at the time of initial filing of the Registration Statement and at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and was filed not earlier than the date that is three years prior to the applicable Closing Date (as defined in Section 4). The Registration Statement has become effective and at the date of the Prospectus (if different), including at the date of any post-effective amendment or supplement, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at all such times comply in all material respects with the provisions of the Act and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information relating to an Underwriter contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion therein.
     (e) The Incorporated Documents, at the time they were filed with the Commission complied, or, to the extent such documents were subsequently amended prior to the date hereof, at the time so amended complied, in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and such documents do not on the date hereof, and will not at the Time of Sale or on any Closing Date contain an untrue statement of a material fact and do not on the date hereof, and will not at the Time of Sale or on any Closing Date omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) The financial statements (including the related notes and supporting schedules) in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for changes in accounting principles described therein.
     (g) Each of PricewaterhouseCoopers LLP and Ernst & Young LLP, who have reported on the financial statements of the Company, is a registered independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and, to the Company’s knowledge, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations adopted pursuant thereto.
     (h) The Company and each of its subsidiaries have been duly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. A “Material Adverse Effect” means any material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.
     (i) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus. Except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company (except, if any, such rights, warrants, options, instruments, contracts, commitments, agreements, understandings or arrangements in favor of the Company or any of its subsidiaries) except for this Agreement. The common stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. All of the issued equity interests of each subsidiary of the Company have been duly authorized and validly issued and, as to shares of capital stock of any corporation constituting a subsidiary, are fully paid and non-assessable, and (except for directors’ qualifying shares as disclosed in the Registration Statement and the Time of Sale Information or interests in non-Guarantor subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests, equities or any other claim of any third party other than restrictions on transfer imposed by applicable securities laws.
     (j) When the Notes are delivered and paid for pursuant to this Agreement on each Closing Date, such Notes will be convertible into shares (the “Underlying Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company in accordance with the terms of the Indenture. The Underlying Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. The stockholders of the Company have no preemptive or similar rights with respect to the capital stock of the Company, the Securities or the Underlying Shares.
     (k) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by any Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby.
     (l) This Agreement has been duly authorized, executed and delivered by the Issuers.
     (m) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and has been duly authorized, executed and delivered by the Issuers and is a valid and binding agreement of the Issuers, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (n) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (o) The Guarantees have been duly authorized and, upon endorsement on the Notes by the Guarantors, execution and authentication of the Notes in accordance with the provisions of the Indenture and delivery of the Notes to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (p) The Securities and the Indenture conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.
     (q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus, any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, resulting in a Material Adverse Effect; and, since such date, there has not been any change in the capital stock (other than (i) the issuance of shares of Common Stock upon exercise of options, rights and awards described as outstanding in, (ii) the grant of options, rights and awards under existing equity incentive plans described in, and (iii) the issuance of shares of Common Stock under our employee stock purchase plan described in, the Time of Sale Information and the Prospectus) or material change in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.
     (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
     (s) The Company and its subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect. All real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect.
     (t) Except as described in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the Issuers’ knowledge, no such proceedings are threatened by governmental authorities or by others.
     (u) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The Company is not an “ineligible issuer” as defined under Rule 405 of the Act.
     (v) To the Issuers’ knowledge, all real property owned (either presently or at any time in the past) or presently leased by the Company and its subsidiaries in connection with the operation of their business, including, without limitation, any subsurface soils and ground water (collectively, the “Realty”), is free of contamination from any substance or material presently known to be toxic or hazardous, including, without limitation, any radioactive substance, methane, volatile hydrocarbons or industrial solvents (each, a “Hazardous Substance”), which could reasonably be expected to materially impair the beneficial use thereof by the Company and its subsidiaries or constitute or cause a significant health, safety or other environmental hazard to occupants or users (except for contaminations which would not have a Material Adverse Effect); and to the Issuers’ knowledge, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon, the presence of which would have a Material Adverse Effect. Notwithstanding the foregoing, Hazardous Substances shall be deemed not to include any supplies or substances maintained, used, stored or held on the Realty which are (i) naturally occurring, (ii) installed by public utilities or (iii) used in the ordinary course of the Company’s or its subsidiaries’ business, provided that such supplies or substances are stored, used, maintained and held in all material respects in accordance with any applicable governmental requirements and with restrictions, conditions and standards suggested by the manufacturer and the Company’s insurance carriers.
     (w) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses.
     (x) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which would have a Material Adverse Effect and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.
     (y) There are no contracts or other documents which are required to be described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Act.
     (z) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Issuers’ knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.
     (aa) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except where the failure to do so has not had and would reasonably not be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does any Issuer have any knowledge of any tax deficiency which would reasonably likely have) a Material Adverse Effect.
     (bb) Since the date as of which information is given in the Time of Sale Information and the Prospectus, and except as may otherwise be disclosed or contemplated in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has (i) entered into any material transaction not in the ordinary course of business or (ii) declared or paid any dividend on its capital stock (other than payment of dividends whose declaration was so disclosed), and, from the date of the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability other than in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole.
     (cc) The Company is in compliance with Section 13(b)(2) of the Exchange Act and Rule 13a-15 under the Exchange Act.

     (dd) The Company is not in violation of, and none of its subsidiaries is in a material violation of, their respective organizational documents. Neither the Company nor any of its subsidiaries (i) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject as a result of which default there would be a Material Adverse Effect or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure would have a Material Adverse Effect.
     (ee) Neither the Company nor any of its subsidiaries is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          7. Indemnification.
          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of each of the foregoing (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.
          (b) In case any action shall be brought against any Underwriter Indemnified Party, based upon the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers, the Underwriters shall promptly notify the Issuers in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Such Underwriter Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter Indemnified Party and the Issuers and such Underwriter Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Underwriter Indemnified Party, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriter Indemnified Parties, which firm shall be designated in writing by Citi and that all such fees and expenses shall be reimbursed as they are incurred). The Issuers shall not be liable for any settlement of any such action effected without the Company’s written consent but if settled with the written consent of the Company, the Issuers agree to indemnify and hold harmless the Underwriter Indemnified Parties from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the Underwriter Indemnified Parties, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Underwriter Indemnified Party, unless such settlement includes an unconditional release of such Underwriter Indemnified Party from all liability on claims that are the subject matter of such proceeding.
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers who sign the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to the Underwriter Indemnified Parties but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information. In case any action shall be brought against the Issuers, any of their directors, any such officer or any person controlling the Issuers based on the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Issuers (except that if the Issuers shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Issuers, their directors, any such officers and any person controlling the Issuers shall have the rights and duties given to the Underwriters, by Section 7(b) hereof.
          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the compensation received by the Underwriters (based on discount to investors on resale), bear to the sum of such total net proceeds and such compensation. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
          (e) The Underwriters confirm and the Issuers acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the third paragraph, the eleventh paragraph and the twelfth paragraph of the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement and any written information provided by or on behalf of an Underwriter as to itself in any Issuer Free Writing Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus and the Time of Sale Information for all purposes under this Agreement.

          8. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase the Securities under this Agreement on any Closing Date is subject to the satisfaction of each of the following conditions:
     (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct as of the Time of Sale and on such Closing Date with the same force and effect as if made as of the Time of Sale and on and as of such Closing Date. The Issuers shall have performed or complied with all of their agreements herein contained and required to be performed or complied with by them at or prior to such Closing Date.
     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company in connection with the offering of the Securities shall have been commenced or shall be pending before or threatened by the Commission, (ii) every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.
     (c) Subsequent to the execution and delivery of this Agreement and prior to such Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer’s debt by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.
     (d) (i) Since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or in the long-term debt of the Company or any of its subsidiaries from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than (A) borrowings or obligations arising from sales or repurchases of mortgages by the subsidiaries engaged in the financial services segment in the ordinary course of business and (B) those set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

     (e) You shall have received on such Closing Date a certificate, dated such Closing Date, signed by (i) Donald R. Horton or Donald J. Tomnitz and (ii) Bill W. Wheat or Stacey H. Dwyer in their capacities as (A) the Chairman of the Board or Chief Executive Officer and President and (B) Chief Financial Officer or Treasurer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.
     (f) You shall have received on such Closing Date letters (satisfactory to you and counsel for the Underwriters), dated such Closing Date, of Gibson, Dunn & Crutcher LLP, special counsel for the Company, to the effect set forth on Exhibit A hereto.
     (g) You shall have received on such Closing Date letters, dated such Closing Date, of Cahill Gordon and Reindel llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.
     (h) You shall have received letters on and as of the date of this Agreement and such Closing Date, in form and substance satisfactory to you, from each of Pricewater-houseCoopers LLP and Ernst & Young LLP, each an independent registered public accounting firm, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information (including the Preliminary Prospectus) and the Prospectus. You shall have received a letter on and as of the date of the Time of Sale, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, with respect to certain financial information contained in the final term sheet attached as Exhibit C hereto.
     (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since such date there shall not have been any change in the capital stock, net revenues, per share or total amounts of income before extraordinary items or of net income or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
     (j) Each of the Securities to be issued on such Closing Date and the Underlying Shares related thereto shall have been authorized for listing on the New York Stock Exchange, subject only to notice of official issuance.

     (k) The Company has furnished or will furnish to you the executed “lock-up” letters from of the Company’s directors and executive officers, in the form of Exhibit D hereto.
     (l) The Issuers shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus as you reasonably may request.
     (m) You shall have been furnished with such additional documents and certificates as you or counsel for the Underwriters may reasonably request.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.
          Any certificate or document signed by any officer of the Issuers and delivered to you or to your counsel shall be deemed a representation and warranty by the Issuers to the Underwriters as to the statements made therein.
          9. Default by an Underwriter. If any one Underwriter shall fail to purchase and pay for any of the Firm Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Firm Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Firm Notes set forth opposite the names of all the remaining Underwriters) the Firm Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Firm Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Firm Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Firm Notes, and if such non-defaulting Underwriters do not purchase all the Firm Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the First Closing Date shall be postponed for such period, not exceeding five business days, as Citi shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder. Notwithstanding anything in this Agreement to the contrary, in no event shall any default under this Section 9 postpone any Option Closing Date beyond June 10, 2009.
          10. Representations and Warranties by and Agreements of the Underwriters. Each Underwriter hereby represents and warrants to and agrees with the Issuers that:

     (a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus under clause (b) below), (ii) any Issuer Free Writing Prospectus listed on Exhibit B or prepared pursuant to Section 5(d) or Section 6(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (the approval thereof not being intended in itself to make such free writing prospectus an Issuer Free Writing Prospectus);
     (b) it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that an Underwriter may use a term sheet substantially in the form of Exhibit C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet;
     (c) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and
     (d) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 5(e) above).
          11. Termination. This Agreement may be terminated at any time prior to the First Closing Date by Citi by written notice to the Issuers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries taken as a whole, (v) the declaration of a banking moratorium by either federal or

New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and, in the case of clause (i), (ii), (iv) or (vi), that would, in the judgment of the Representative, make it impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
          12. No Fiduciary Duty. The Issuers hereby acknowledge that (a) each Underwriter is acting solely as underwriter of the offering of the Securities and not as advisor to, or agent of, any Issuer and (b) each Underwriter is acting as an independent contractor and not in any other capacity, including as a fiduciary, in connection with the offering of the Securities. Furthermore, each of the Issuers and each Underwriter agrees that it is solely responsible for making its own independent judgments with respect to the offering of the Securities.
          13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Issuers, to D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, and (b) if to the Underwriters, c/o Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 (fax number: 212 816-7912), with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005-1702 (fax number: 212 269-5420), Attention: Daniel Zubkoff, or in any case to such other address as the person to be notified may have requested in writing.
          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors (in their capacities as such) and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company (in their capacities as such), (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.
          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any Issuer to perform any of its agreements in this Agreement or to fulfill any of the conditions of Section 8 of this Agreement the Issuers, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.
          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any controlling persons referred to herein, the other indemnitees referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.
          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.
          References herein to “your judgment” or “your opinion” shall be deemed to be the judgment or opinion, as the case may be, of Citi only.
[Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriters.

Sincerely, D.R. HORTON, INC.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.

SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P. By: CHTEX of Texas, Inc., its General Partner
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD. D.R. HORTON — EMERALD, LTD. D.R. HORTON — TEXAS, LTD. DRH REGREM VII, LP DRH REGREM XII, LP By: Meadows I, Ltd., its General Partner
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C. By: Meadows IX, Inc., a Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

and By: Meadows X, Inc., a Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC DRH REGREM VIII, LLC By: D.R. Horton, Inc. — Chicago, its Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

   By:  Western Pacific Housing Management, Inc.,
        its Manager, Member or General Partner

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC SHA CONSTRUCTION LLC By: SRHI LLC, its Member By: SHLR of Nevada, Inc. its Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC By: Vertical Construction Corporation, its Manager
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC By: SHLR of Nevada, Inc., its Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC By: SHLR of Washington, Inc., its Member
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

Agreed and accepted as of the date first written above: CITIGROUP GLOBAL MARKETS INC., as Representative of the several Underwriters
By:	/s/ Ben Eldredge
	Name:	Ben Eldredge
	Title:	Vice President

SCHEDULE A

Principal Amount of
Underwriter	Notes
Citigroup Global Markets Inc.	$225,000,000
J.P. Morgan Securities Inc.	75,000,000
UBS Securities LLC	75,000,000
Wachovia Capital Markets, LLC	75,000,000

Total	$450,000,000

EXHIBIT A
FORMS OF LETTERS OF GIBSON, DUNN & CRUTCHER LLP
1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder.
2. Each of the Guarantors that is organized under the laws of the States of California, Colorado, Delaware or Texas (each, a “Specified Guarantor”) that is a corporation is a validly existing corporation in good standing under the laws of its state of incorporation and has the corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Guarantees and to perform its obligations thereunder. Each Specified Guarantor that is a limited liability company or a limited partnership is a validly existing limited liability company or limited partnership, as the case may be, under the laws of the state of its formation and has the limited liability company or partnership power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Guarantees and to perform its obligations thereunder.
3. The Underwriting Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action of the Company and the Specified Guarantors and has been duly executed and delivered by the Company and the Specified Guarantors.
4. The Supplemental Indenture has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company. The Notes have been duly authorized by all necessary corporate action of the Company and have been duly executed by the Company.
5. The Base Indenture (as supplemented by the Supplemental Indenture) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. When the Notes are authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Supplemental Indenture has been duly authorized by all necessary corporate, limited liability company or limited partnership action of the Specified Guarantors and has been duly executed and delivered by the Specified Guarantors. The Guarantees of the Specified Guarantors have been duly authorized by all necessary corporate, limited liability company or limited partnership action of the Specified Guarantors.
7. The Base Indenture (as supplemented by the Supplemental Indenture) constitutes a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms. When the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
8. The Notes delivered on the Closing Date are convertible into shares of common stock of the Company in accordance with the terms of the Indenture. The shares of common stock initially issuable upon conversion of the Notes pursuant to the conversion ratio set forth in the Indenture as in effect on the Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion as provided in the Indenture, will be validly issued, fully paid and nonassessable.
9. Insofar as the statements in the Time of Sale Information and the Prospectus under the caption “Description of Common Stock” constitute a summary of the documents referred to therein and the Delaware General Corporation Law, such statements present in all material respects an accurate summary of such documents and the Delaware General Corporation Law. Under the certificate of incorporation of the Company and the Material Contracts (as defined in paragraph 10 below), the stockholders of the Company have no preemptive rights with respect to the issuance of the Notes or the Underlying Shares.
10. The execution and delivery by the Company and the Specified Guarantors of the Underwriting Agreement, the issuance by the Company of the Notes to the Underwriters and the execution, delivery and performance by the Company and the Specified Guarantors of the Indenture, the Notes and the Guarantees (i) do not and will not violate the articles or certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements, operating agreements or other constitutive documents of the Company or any Specified Guarantor and (ii) do not and will not breach the terms of (A) any agreement or other instrument listed as an exhibit to the Company’s Annual Report on Form

10-K for the fiscal year ended September 30, 2008 or to any subsequent filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the “Securities Act”), by the Company (“Material Contracts”), or (B) any outstanding order, judgment or decree of any court or government agency or body identified to us in a certificate of the Company as being material and binding on the Company or any of the Specified Guarantors, each of which order, judgment or decree is listed in Annex A, in each case based solely on our review of such agreements, instruments, orders, judgments or decrees.
11. The execution and delivery by the Company and the Specified Guarantors of the Underwriting Agreement, the issuance by the Company of the Notes to the Underwriters and the execution, delivery and performance by the Company and the Specified Guarantors of the Indenture, the Notes and the Guarantees (i) do not and will not violate any law, rule or regulation currently in effect of the States of New York, California, Colorado or Texas or the United States of America applicable to the Company or the Specified Guarantors that, in our experience, is generally applicable to the transactions in the nature of those contemplated by the Underwriting Agreement and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the States of New York, California, Colorado, Texas or Delaware or the United States of America under any law or regulation of the States of New York, California, Colorado or Texas, the United States of America, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, except for such filings or approvals as already have been made or obtained under the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Other than the last clause of the preceding subparagraph (ii), we are expressing no opinion in this paragraph regarding federal or state securities laws.
12. The Indenture has been duly qualified under the Trust Indenture Act.
13. Insofar as the statements in the Time of Sale Information and the Prospectus under the captions “Description of Notes” constitute a summary of the documents referred to therein, such statements present in all material respects an accurate summary of such documents.
14. Insofar as the statements in the Time of Sale Information and the Prospectus Supplement under the captions “Certain United States Federal Income Tax Consequences” purport to describe matters of federal income tax law, such statements present in all material respects an accurate summary of such matters.
Gibson, Dunn & Crutcher LLP shall also state the following:

     Based on the certificate of the Company attached as Exhibit B hereto, we are of the view that the Registration Statement has become effective under the Securities Act. To our knowledge, based solely upon telephone confirmation from the Staff of the Commission on May [___], 2009, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     We have participated in conferences with officers and other representatives and internal counsel of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the Time of Sale Information or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus except insofar as such statements specifically relate to us. Our identification of information as Time of Sale Information is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the Time of Sale Information or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.
     On the basis of the foregoing, and except for the Statement of Eligibility on Form T-1 of the Trustee, financial statements and schedules, statistical information that is found in or derived from the internal accounting or financial records of the Company, and information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that lead us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall mean [date to be determined under Rule 158(c) under the Securities Act), or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B
Time of Sale Information
Final pricing term sheet in form of Exhibit C.
Bloomberg e-mail which shall not include any information that is different from the information set forth on Exhibit C.

EXHIBIT C
See attached.

Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Preliminary Prospectus	Registration Statement No. 333-134986
Supplement dated May 5, 2009)
D.R. Horton, Inc.
$450,000,000
2.00% Convertible Senior Notes due 2014
PRICING TERM SHEET
May 7, 2009

Issuer:	D.R. Horton, Inc., a Delaware corporation (“D.R. Horton”).

Common Stock Symbol:	DHI.

Title of Securities:	2.00% Convertible Senior Notes due 2014 (the “notes”).

Principal Amount:	$450,000,000 aggregate principal amount of notes (excluding the underwriters’ option to purchase up to $50,000,000 of additional aggregate principal amount of notes).

Maturity Date:	May 15, 2014, subject to earlier repurchase or conversion.

Interest Rate:	2.00% per annum.

Interest Payment Dates:	Semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2009.

Interest Record Dates:	Each May 1 and November 1, beginning on November 1, 2009.

Public Offering Price:	100.00%.

Yield to Maturity:	2.00%.

Closing Stock Price:	$10.79 on the New York Stock Exchange as of May 6, 2009.

Initial Conversion Price:	Approximately $13.06 per share of issuer’s common stock.

Initial Conversion Rate:	76.5697 shares of issuer’s common stock per $1,000 principal amount of notes.

Trade Date:	May 7, 2009.

Settlement Date:	May 13, 2009 (T+4).

It is expected that delivery of the notes will be made against payment therefor on or about May 13, 2009, which will be the fourth business day following the trade date of the offering (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the trade date will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the trade date should consult their own advisors.

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.

CUSIP / ISIN:	23331A BB4 (CUSIP) / US23331ABB44 (ISIN).

Book-Running Manager:	Citigroup Global Markets Inc.

Joint Lead Managers:	J.P. Morgan Securities Inc. UBS Securities LLC Wachovia Capital Markets, LLC

Net Proceeds:	The net proceeds, after deducting underwriters’ discounts and commissions and before deducting other estimated offering expenses payable by us, from the sale of the notes offered hereby will be $438,750,000 ($487,500,000 if the underwriters’ option to purchase up to $50,000,000 of additional aggregate principal amount of notes is exercised in full).

Adjustment to Conversion Rate Upon Certain Make-Whole Fundamental Changes:	The following table sets forth the number of additional shares of D.R. Horton’s common stock to be received per $1,000 principal amount of notes upon conversion in connection with a make-whole fundamental change based upon hypothetical stock prices and effective dates as specified in the chart below:

	Stock Price
Effective Date	$10.79	$12.00	$13.00	$15.00	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00

May 13, 2009	16.1087	13.2370	10.9195	7.6201	5.0489	3.4564	2.4247	1.7332	0.9157	0.4891	0.2516	0.0316
May 15, 2010	16.1087	13.5121	11.0177	7.5128	4.8425	3.2332	2.2199	1.5583	0.8043	0.4286	0.2271	0.0479
May 15, 2011	16.1087	13.3662	10.6780	6.9786	4.2620	2.6987	1.7610	1.1778	0.5555	0.2707	0.1287	0.0135
May 15, 2012	16.1087	12.7860	9.8638	5.9804	3.3084	1.8970	1.1251	0.6883	0.2768	0.1155	0.0434	0.0000
May 15, 2013	16.1087	11.2871	8.0399	4.0479	1.7120	0.7355	0.3283	0.1559	0.0433	0.0114	0.0000	0.0000
May 15, 2014	16.1087	6.7636	0.3534	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, based on a 365-day year, as applicable;

•	If the stock price is greater than $50.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	If the stock price is less than $10.79 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares of D.R. Horton’s common stock issuable upon conversion of notes exceed 92.6784 per $1,000 principal amount of such notes, subject to adjustments in the same manner as the applicable conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the prospectus supplement.

Additional Information:	The following replaces footnote (1) to the capitalization table on page S-16 of the preliminary prospectus supplement:

In May 2008, FASB issued FSP APB 14-1. FSP APB 14-1 specifies that issuers of convertible debt that may be wholly or partially settled in cash should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The new FSP will become effective for us on October 1, 2009. Had we been able to adopt FSP APB 14-1 on March 31, 2009, and without giving effect to any exercise of the underwriters’ option to purchase up to $50,000,000 of additional aggregate principal amount of notes, a debt discount of $126.5 million would have been recorded for the notes, reducing total homebuilding debt to $3,191.1 million and increasing additional capital by $123.0 million, net of tax.
If any information contained in this Pricing Term Sheet is inconsistent with information contained in the prospectus or the preliminary prospectus supplement relating to the Convertible Notes Offering, the terms of this Pricing Term Sheet shall govern.
The issuer has filed a registration statement (including a prospectus and the related preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting IDEA on the SEC Internet website at www.sec.gov. Alternatively, copies may be obtained by calling Citigroup Global Markets Inc. at 877-858-5407 (toll free).
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

EXHIBIT D
LOCK-UP LETTER
May [     ], 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
As Representative of the several Underwriters
listed in Schedule A to the Underwriting Agreement
referred to below
Ladies and Gentlemen:
          I understand that Citigroup Global Markets Inc., as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you of convertible notes (the “Notes”) of D.R. Horton, Inc. (the “Company”), convertible into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and that the Underwriters propose to reoffer the Notes to the public (the “Offering”). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Underwriting Agreement.
          In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, I hereby irrevocably agree that, from the date hereof until the expiration of 60 days following the date of the final prospectus relating to the sale of the Notes (the “Restriction Period”), I will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or (4) or publicly disclose the intention to take any action described in clauses (1), (2) or (3) above.

          The restrictions described in the immediately preceding paragraph do not apply to: (i) sales of any shares of Common Stock issuable upon exercise of any options to purchase Common Stock that will expire during the Restriction Period; (ii) sales of Common Stock issued upon exercise of outstanding options to purchase Common Stock in amounts not to exceed the cost of covering the exercise price of such options and any taxes associated with such exercise; (iii) transfers to the Company of Common Stock in connection with the exercise of outstanding options to purchase Common Stock solely to pay the option exercise price or any taxes required to be withheld by the Company; and (iv) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, or to a trust, partnership or other entity for the benefit of the undersigned or the undersigned’s immediate family; provided that any donee, distributee or transferee thereof shall deliver a lock-up agreement substantially in the form of this letter agreement and that the transfer shall not involve any disposition for value; provided further, that notwithstanding anything to the contrary in this lock-up letter, the foregoing shall not restrict the sale by me of up to [     ]1 shares of Common Stock.
          I agree that the provisions of this letter agreement shall be binding also upon my assigns, heirs and personal representatives.
          In furtherance of the foregoing, the Company and American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for the Common Stock, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.
          It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, I will be released from my obligations under this letter agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the offering of Notes in reliance upon this letter agreement.
          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[1]	Insert 100,000 for the Chairman of the Board and 50,000 for each other director and executive officer signing the lock-up letter.

Very truly yours,